Exhibit 1.1

ARBOR REALTY TRUST, INC.

AMENDMENT NO. 2 TO

EQUITY DISTRIBUTION AGREEMENT

August 2, 2019

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated February 13, 2014 (the “EDA”), between JMP Securities LLC (“JMP”) and Arbor Realty Trust, Inc., a Maryland corporation (the “Company”) and Arbor Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), as amended by Amendment No.1 to the Equity Distribution Agreement, dated August 10, 2016, between JMP, the Company and the Operating Partnership (together with the EDA, the “Agreement”), pursuant to which the Company agreed to sell through JMP as placement agent, up to 7,500,000 shares of common stock, par value $0.01 per share, of the Company.  All capitalized terms used in this Amendment No. 2 (this “Amendment”) to the Agreement between JMP, the Company and the Operating Partnership and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.  JMP, the Company and the Operating Partnership agree as follows:

A.            Amendments to Agreement.  The Agreement is amended as follows:

1.             The first sentence of the first paragraph of Section 1 of the Agreement is hereby deleted and replaced with the following:

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent and/or principal, up to 7,500,000 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Such amount of Securities available for offer and sale are in addition to any offers and sales of Securities made prior to the date hereof under the Prospectus Supplement filed by the Company and effective on August 10, 2016.”

2.             The first sentence of the second paragraph of Section 1 of the Agreement is hereby deleted and replaced with the following:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-225602), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).”

3.             The fourth sentence of the second paragraph of Section 1 of the Agreement is hereby deleted and replaced with the following:

“Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Placement Agent, and any subsequent registration statement filed by the Company to replace such Registration Statement upon its expiration pursuant to Rule 415(a)(5) and (6) under the Act, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time.”

4.             Section 5(a)(6) of the Agreement is hereby deleted.

5.             The first sentence of Section 5(a)(12) of the Agreement is hereby deleted and replaced with the following:

“The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”, dated July 14, 2016, by and among Arbor Realty GPOP, Inc., a Delaware corporation, Arbor Realty LPOP, Inc. a Delaware corporation, Arbor Commercial Mortgage, LLC and the Company has been duly and validly authorized, executed and delivered by the Company (through its direct subsidiaries) and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.”

6.             The first sentence of Section 5(a)(14) of the Agreement is hereby deleted and replaced with the following:

“The authorized, issued and outstanding stock of the Company is as set forth in the Company’s quarterly report on Form 10-Q for the three months ended March 31, 2019.”

7.             Section 5(a)(40) of the Agreement is hereby amended by deleting the words “December 31, 2014” in the penultimate sentence and replacing them with the words “December 31, 2019.”

8.             The proviso in the second sentence of Section 7(o) of the Agreement is hereby deleted.

9.             Schedule I of the Agreement is hereby deleted and replaced with the following:

Name	Jurisdiction of Organization	Type of Entity
Arbor Realty GPOP, Inc.	Delaware	Corporation
Arbor Realty Limited Partnership	Delaware	Limited Partnership (general partner is Arbor Realty GPOP, Inc.)
Arbor Realty SR, Inc.	Maryland	Corporation
Arbor Realty Commercial Real Estate Notes 2017- FL1, Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2017- FL2, Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2017- FL3, Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2018- FL1, Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2019- FL1, Ltd.	Cayman Islands	Exempted Company with Limited Liability
ARSR Alpine LLC	Delaware	Corporation

10.          Schedule II of the Agreement is hereby deleted and replaced with the following:

Name	Percentage of Ownership	Jurisdiction of Organization	Type of Entity
ABT ESI, LLC	23.75%	Delaware	Limited Liability Company
420 Fifth Associates, LLC	80.00%	Delaware	Limited Liability Company
Legacy Equity Investment Group LLC	51.33%	Delaware	Limited Liability Company
Arbor Realty Holdings LLC	100.00%	Delaware	Limited Liability Company
PE 25 LLC	42.00%	Delaware	Limited Liability Company

Lexford Pools 1/3 LLC	49.00%	Delaware	Limited Liability Company
AR Prime	66.67%	Delaware	Limited Liability Company
JT Prime	50.00%	Delaware	Limited Liability Company
WSC Investors, LLC	49.74%	Delaware	Limited Liability Company
Empirian at Inverness, LLC	0.10%	Delaware	Limited Liability Company
Empirian Highlands, LP	0.10%	Tennessee	Limited Partnership
Empirian Wildewood LLC	0.10%	Georgia	Limited Liability Company
Empirian at Park Row LLLP	1.00%	Delaware	Limited Liability Limited Partnership
East River Portfolio Holdings LLC	5.00%	Delaware	Limited Liability Company
Arbor 1277 PE LLC	50.00%	Delaware	Limited Liability Company
Southern JV LLC	0.10%	Delaware	Limited Liability Company

11.                               The first sentence of the Form of Placement Notice attached as Exhibit A is amended to add the words “as amended on August 10, 2016 and August 2, 2019.”

12.                               The third sentence of the form of Officer Certificate attached as Exhibit G is amended to add the words “and August 2, 2019” immediately after “, as amended on August 10, 2016.”

B.            Prospectus Supplement.  The Company shall file a 424(b) Prospectus Supplement reflecting this Amendment within two Business Days of the date hereof.

C.            No Other Amendments.  Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D.            Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

E.             Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

ARBOR REALTY LIMITED PARTNERSHIP

By:	Arbor Realty GPOP, Inc., its General Partner

By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

ACCEPTED as of the date first above written:

JMP SECURITIES LLC

By:	/s/ Carter Mack
	Name:	Carter Mack
	Title:	Chairman, Investment Banking Management Committee